UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO

                                   FORM 8-K/A

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2000

                            FIRST SOUTH BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            Virginia                                            56-1999749
----------------------------------                             -------------
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)


                         Commission File Number: 0-22219


             1311 Carolina Avenue, Washington, North Carolina 27889
             ------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (252) 946-4178
                                 --------------
              (Registrant's telephone number, including area code)


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Information To Be Included In The Report

Item 7.  Financial Statements and Exhibits.
------------------------------------------

On February 18, 2000, First South Bank (the "Bank"), a wholly owned subsidiary of First South Bancorp, Inc. (the "Company"), completed its acquisition of five of Triangle Bank's ("Triangle") branch offices located in Rocky Mount, North Carolina and one office located in Tarboro, North Carolina, pursuant to a Purchase and Assumption Agreement (the "Agreement") signed on December 10, 1999 (collectively the "Branch Acquisition"). On February 22, 2000, five of the six branch offices became branch offices of the Bank, while one office was closed with the deposits and loans transferred to and serviced out of a nearby existing branch office of the Bank. With the exception of the one office that was closed, the buildings and equipment acquired by the Bank will continue to be used for its banking business.

Under terms of the Agreement, the Bank assumed the deposits of these offices for a premium of approximately 4% of the assumed deposits, and purchased loans, premises and equipment and certain other assets associated with the branch offices. These branch offices had total deposits of approximately $147.5 million at February 18, 2000.

Item 7(a). Financial statements of business acquired - not applicable.

Item 7(b).  Pro forma financial information.

The following unaudited pro forma condensed combined statement of financial condition as of December 31, 1999 and the unaudited pro forma condensed combined statements of operations for the three months ended December 31, 1999 and for year ended September 30, 1999 (filed as Exhibit 99.1 hereto) combine unaudited condensed financial statements of the Company as of and for the three months ended December 31, 1999, unaudited pro forma condensed combined financial statements of the Company as of and for the year ended September 30, 1999, and the historical financial information of the six branch offices of Triangle acquired under the purchase method of accounting for business combinations. The purchase method of accounting requires that all assets and liabilities be adjusted to their estimated fair values as of the date of the acquisition.

The unaudited pro forma condensed combined statement of financial condition give effect to the Branch Acquisition as if the transaction had occurred on December 31, 1999. The unaudited pro forma condensed combined statements of operations gives effect to the Branch Acquisition as if the transaction had occurred on October 1, 1998. The unaudited pro forma condensed combined financial statements are provided for informational purposes. The unaudited pro forma condensed combined financial information presented is not necessarily indicative of what the actual financial condition or results of operations would have been had the Branch Acquisition been completed as of December 31, 1999 or as of the beginning of the periods presented and is not indicative of future financial condition or future results of operations. The unaudited pro forma condensed combined financial information does not reflect any non-recurring expenses which may be realized in connection with the Branch Acquisition. The cost savings associated with the possible operating efficiencies and synergies have not been quantified, nor are any such savings assured.

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

The unaudited pro forma condensed combined financial information set forth herein was prepared for purposes of complying with Regulation S-X of the Securities and Exchange Commission in connection with the filing of the Form 8-K of the Company relating to the Branch Acquisition, since such acquisition is significant to the financial statements of the Company. These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited financial statements of the Company, incorporated by reference to
Item 14 of the Company's Annual Report on Form 10-K for the year ended September 30, 1999.

Item 7(c).  Exhibits:

     Exhibit 99.1 Unaudited Pro Forma Condensed Combined Statements of Financial Condition as of December 31, 1999 and Unaudited Condensed Combined Statements of Operations for the Three Months Ended December 31, 1999 and for the Year Ended September 30, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          First South Bancorp, Inc.
                                               (Registrant)

                                          /s/ William L. Wall
                                          ------------------------
Date:  May 2, 2000                        William L. Wall
                                          Executive Vice President
                                          Chief Financial Officer
                                          Secretary
                                          (Principal Financial Officer)


                                          /s/ Kristie W. Hawkins
                                          -------------------------
Date:  May 2, 2000                        Controller
                                          Treasurer
                                          (Principal Accounting Officer)

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